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                                                                     EXHIBIT 5.1

                                December 19, 2000



World Access, Inc.
945 E. Paces Ferry Road, Suite 2200
Atlanta, Georgia  30326

         RE:      RULE 462(B) REGISTRATION STATEMENT ON FORM S-4 OF WORLD
                  ACCESS, INC.

Ladies and Gentlemen:

         We have acted as counsel to World Access, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-4 (the "Rule 462(b) Registration Statement") pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Act"), and the filing thereof with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Act an aggregate of 6,400,504 shares (the "Shares") of the Company's common stock, $.01 par value per share. The Company proposes to issue the Shares, together with the 19,873,989 shares of the Company's common stock registered pursuant to a Registration Statement on Form S-4 (Registration No. 333-44864) (the "Initial Registration Statement"), in connection with the TelDaFax Tender Offer (as defined below). Pursuant to the terms of a Purchase and Transfer Agreement dated as of June 14, 2000 (the "TelDaFax Purchase Agreement"), by and among the Company, TelDaFax Aktiengesellschaft Marburg/Lahn, a German corporation ("TelDaFax"), Dr. Henning F. Klose, Apax Germany II L.P., Apax Funds Nominees Ltd. fur "B" Account, Apax Funds Nominees Ltd. fur "D" Account, AP Vermogensverwaltung Gesellschaft burgerlichen Rechts and A+M GmbH & Co. Vermogensverwaltung KG, the Company is conducting a tender offer for all of the issued and outstanding shares of TelDaFax not owned by the Company or an affiliate of the Company (the "TelDaFax Tender Offer").

         Our Opinion (as defined below) is furnished solely with regard to the Rule 462(b) Registration Statement, may be relied upon only in connection with the Rule 462(b) Registration Statement and may not otherwise be used, quoted or referred to by or filed with any other person or entity without our prior written permission.

         In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances, including: (i) the Certificate of Incorporation and Bylaws of the Company, in each case as amended through the date hereof; (ii) the Rule 462(b) Registration Statement; (iii) the Initial Registration Statement; (iv) the minutes of the proceedings of the Board of Directors of the Company; and (v) the TelDaFax Purchase Agreement. In making all of our examinations, we have assumed the legal capacity of all natural persons, the


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World Access, Inc.
December 19, 2000
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genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents. We further have assumed the due execution and delivery of all documents by any persons or entities other than the Company where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

         As to all questions of fact that are material to our Opinion, we have relied upon the factual statements set forth in a certificate of an officer of the Company and certificates of various public officials. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

         Because the Company is organized under, and the subject of our Opinion therefore is governed by, the General Corporation Law of the State of Delaware (the "Delaware Code"), we do not herein express any opinion concerning any matter respecting or affected by any laws other than the laws set forth in the Delaware Code that are on the date hereof in effect and that, in the exercise of reasonable professional judgment, are normally considered in transactions such as those contemplated by the issuance of the Shares. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.

         The only opinion rendered by this firm is in numbered paragraph (1) below (our "Opinion"), and no other opinion is implied or to be inferred. Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

         Based on and subject to the foregoing, we are of the opinion that:

         (1) The Shares to be issued in exchange for the shares of TelDaFax capital stock tendered pursuant to the TelDaFax Tender Offer, when issued in accordance with the terms of the TelDaFax Purchase Agreement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this letter as an exhibit to the Rule 462(b) Registration Statement and to the reference to our firm under the heading "Legal Matters" set forth in the prospectus forming a part of the Rule 462(b) Registration Statement.


                                             Very truly yours,

                                             LONG ALDRIDGE & NORMAN LLP


                                             By: /s/ Leonard A. Silverstein
                                                -------------------------------
                                                Leonard A. Silverstein